EXHIBIT 99.1

MultiCell Technologies Announces Audit Committee Conclusion Regarding Accounting for Certain Options; Restatement of Financial Statements for the First Three Quarters of Fiscal 2005, the Interim Periods of Fiscal 2004, and for the Fiscal Year 2004

LINCOLN, R.I.—(BUSINESS WIRE)—Feb. 28, 2006—MultiCell Technologies, Inc. (OTCBB: MCET—News), a developer of therapeutics for the treatment of degenerative neurological diseases, metabolic and endocrinological disorders, and infectious diseases, announced today that the Audit Committee (the “Committee”) of the Board of Directors of the Company concluded that certain of the Company’s issued and outstanding stock options should be subject to variable plan accounting treatment under applicable accounting standards, and, accordingly, previously recognized compensation expense should be reduced in the Company’s previously issued financial statements under the Financial Accounting Standards Board’s Interpretation 44, “Accounting for Certain Transactions involving Stock Compensation—an interpretation of APB Opinion No. 25” (Issue Date 3/00). The Committee has discussed this matter with the Company’s independent accountant, and the Company’s independent accountant and management are in agreement with the Committee’s conclusion.

Accordingly, the Company has restated its financial statements for the first three quarters of fiscal 2005, the interim periods of fiscal 2004, and for the fiscal year 2004 in its Annual Report on Form 10-KSB filed with the Securities and Exchange Commission today. This report contains restated financial information for all such periods. The reasons for, and financial impact of, the adjustments are described in Note 2 of the Notes to Financial Statements set forth herein and in Item 6 “Management’s Discussion and Analysis or Plan of Operation”. Previously issued financial statements for such periods should not be relied upon.

None of the adjustments resulting from the restatement had any impact on cash balances for any period. However, the Company’s consolidated balance sheet and statement of cash flows were restated to reflect the restated net loss and revisions to certain balance sheet accounts.

About MultiCell Technologies, Inc.

MultiCell Technologies, Inc. is a developer of therapeutic products, and a supplier of immortalized human cell lines for drug discovery applications. With its majority-owned subsidiary MultiCell Immunotherapeutics, Inc., MultiCell is working to commercialize new therapeutics for the treatment of degenerative neurological diseases, metabolic and endocrinological disorders, and infectious diseases. MultiCell’s research labs are in Lincoln, RI. MultiCell Immunotherapeutics is located in San Diego, CA. For more information about MultiCell see http://www.MultiCelltech.com. Information on our website is not part of this press release.

Forward-Looking Statements

Any statements in this press release about MultiCell’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “forecast,” “could,” and “would.” Examples of such forward-looking statements include statements regarding contemplated guidance in the investment and financial markets, evaluation of the company’s lead drug candidates, or commencement of clinical trials. MultiCell bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize our lead drug candidates as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations. For additional information about risks and uncertainties MultiCell faces, see documents MultiCell files with the SEC, including MultiCell’s report on Form 10-KSB for the fiscal year ended November 30, 2004, and all our quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and each assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:

MultiCell Technologies, Inc.

Gerard A. Wills, 858-200-0583

gwills@multicelltech.com

or

Trilogy Capital Partners (Financial Communications)

Paul Karon, 800-592-6067

paul@trilogy-capital.com